EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-37409, 33-31697, 33-43914, 33-47453,
33-53990, 33-60464, 33-71862, 33-83148, 33-65495, and 333-16417)
pertaining to one or more of the following: the Cirrus Logic, Inc. 1987 Stock Option Plan; the Cirrus Logic, Inc. 1989 Employee Stock Purchase Plan; the Cirrus Logic, Inc. 1990 Directors' Stock Option Plan; the Cirrus Logic, Inc. 1991 Non-qualified Stock Option Plan; the DST Stock Option Plan; the Crystal Semiconductor Corporation
1987  Incentive Stock Option Plan; the Acumos, Inc. 1989 Stock
Option Plan; the Pacific Communication Sciences, Inc. 1987 Stock Option Plan; the PicoPower Technology Inc. 1992 Stock Option Plan and the 1996 Stock Plan of our report dated April 23, 1997, (except for Note 16, as to which the date is April 30, 1997), with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in the Annual Report (Form 10-K) for the year ended March 29, 1997.

                                            /s/Ernst & Young LLP

San Jose, California
June 12, 1997